Exhibit 99.1

Investor Update - February 17, 2017

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
Operating and Financial Statistics
For the purposes of comparison, the consolidated operating and financial statistics in the historical periods of the table below are on a "Combined Comparative" basis, and include operations for Alaska Air Group and Virgin America Inc. (Virgin America) for the periods prior to the acquisition date of December 14, 2016. Virgin America's historical operating statistics included in the Combined Comparative presentation below have been conformed to Alaska Air Group's presentation where appropriate.

	January 2017	January 2016 Combined Comparative	% Change	January 2016 As Reported
Revenue passengers (in thousands)	3,246	3,070	5.7	2,509
Traffic (RPMs in millions)	3,837	3,590	6.9	2,756
Capacity (ASMs in millions)	4,911	4,565	7.6	3,485
Load factor	78.1%	78.6%	(0.5)pts	79.1%
Passenger RASM (cents)(a)	9.80¢	10.13¢	(3.3)	10.23¢
RASM (cents)	11.57¢	12.00¢	(3.6)	12.29¢
Economic fuel cost per gallon	$1.77	$1.40	26.4	$1.29

(a)
Excluding Virgin America operations, Air Group would have reported a 2.9-point decline in PRASM, 0.5 points of which were driven by winter storms in January 2017. Standalone Virgin America PRASM declined approximately 4.5% compared to January 2016. We expect February 2017 will also be impacted by winter storms, although not to the same extent as January.

Forecast Information (b)
The following tables provides a Combined Comparative perspective, calculated as the sum of 2016 historical results for Alaska Air Group and Virgin America for the fiscal period prior to the acquisition date.

	Forecast Q1 2017	Q1 2016 Combined Comparative		% Change	Q1 2016 As Reported		Prior Guidance February 8, 2017
Capacity (ASMs in millions)	14,500 - 14,550	13,718		~ 6%	10,453		14,500 - 14,550
Cost per ASM excluding fuel and special items (cents)	8.35¢ - 8.40¢	8.36	¢	flat	8.51	¢	8.35¢ - 8.40¢
Fuel gallons (000,000)	185	175		~ 6%	132		185
Economic fuel cost per gallon(c)	$1.79	$1.38		~ 29.5%	$1.29		$1.78

	Forecast Full Year 2017	2016 Combined Comparative		% Change	2016 As Reported		Prior Guidance February 8, 2017
Capacity (ASMs in millions)	62,800 - 63,000	57,953		~ 8.5%	44,135		62,800 - 63,000
Cost per ASM excluding fuel and special items (cents)	8.00¢ - 8.05¢	8.04	¢	flat	8.23	¢	8.00¢ - 8.05¢
Fuel gallons (000,000)	800	739		~ 8%	554		790
Economic fuel cost per gallon	(d)	$1.54			$1.52		(d)

(b)	Consolidated forecast information includes Virgin America, which became a wholly-owned subsidiary of the Company on December 14, 2016.

(c)
Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions: crude oil cost - $1.26 ($53 per barrel), refining margin - $0.31, cost of settled hedges - $0.02, with the remainder due to taxes and into-plane costs.

(d)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $14 million in the first quarter of 2017.

Cash and Share Count

(in millions)	January 31, 2017	December 31, 2016
Cash and marketable securities	$1,740	$1,580
Common shares outstanding	123.344	123.328

MAINLINE - ALASKA AND VIRGIN AMERICA
Operating and Financial Statistics

For the purposes of comparison, the mainline operating and financial statistics in the historical periods of the table below are on a Combined Comparative basis, and include operations for Alaska Airlines and Virgin America for the periods prior to the acquisition date. Virgin America's historical operating statistics included in the Combined Comparative presentation below have been conformed to Alaska Air Group's presentation where appropriate.

	January 2017	January 2016 Combined Comparative	% Change	January 2016 As Reported
Revenue passengers (in thousands)	2,527	2,372	6.5	1,811
Traffic (RPMs in millions)	3,558	3,325	7.0	2,491
Capacity (ASMs in millions)	4,535	4,208	7.8	3,128
Load factor	78.4%	79.0%	(0.6)pts	79.6%
Passenger RASM (cents)(a)	9.14¢	9.49¢	(3.7)	9.38¢
RASM (cents)	10.91¢	11.36¢	(4.0)	11.46¢
Economic fuel cost per gallon	$1.76	$1.41	24.8	$1.29

(a)	Refer to note (a) in the Consolidated section above for discussion of Virgin America's standalone January RASM.

Forecast Information

The following tables provides a Combined Comparative perspective, calculated as the sum of 2016 historical results for Alaska Airlines Mainline and Virgin America for the fiscal period prior to the acquisition date.

	Forecast Q1 2017	Q1 2016 Combined Comparative		% Change	Q1 2016 As Reported		Prior Guidance February 8, 2017
Capacity (ASMs in millions)	13,325 -13,375	12,619		~ 6%	9,354		13,325 -13,375
Cost per ASM excluding fuel and special items (cents)	7.55¢ - 7.60¢	7.60	¢	~ (0.5)-0%	7.49	¢	7.55¢ - 7.60¢
Fuel gallons (000,000)	165	156		~ 6%	113		165
Economic fuel cost per gallon(b)	$1.79	$1.39		~ 29.5%	$1.28		$1.78

	Forecast Full Year 2017	2016 Combined Comparative		% Change	2016 As Reported		Prior Guidance February 8, 2017
Capacity (ASMs in millions)	57,200 - 57,400	53,291		~ 7.5%	39,473		57,200 - 57,400
Cost per ASM excluding fuel and special items (cents)	7.30¢ - 7.35¢	7.34	¢	~ (0.5)-0%	7.3	¢	7.30¢ - 7.35¢
Fuel gallons (000,000)	705	659		~ 7%	474		700
Economic fuel cost per gallon	(c)	$1.54			$1.52		(c)

(b)	Please see note (c) in Consolidated for the breakout of economic fuel cost per gallon.

(c)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.